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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.
[ ] Confidential, for the use of the
     Commission only (as permitted by Rule 14a-6(e)(2).
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[X] Soliciting material pursuant to Section 240.14a-12

                        FARMERS & MERCHANTS BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)



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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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[ ] Fee paid previously with preliminary materials.


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid.


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    2) Form, Schedule or Registration Statement No.:


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    3) Filing Party:


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    4) Date Filed:


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FARMERS & MERCHANTS BANCORP, INC.


July 14, 2005

Dear Shareholder:

On June 17, 2005, the Board of Directors declared a $.45 per share dividend to be paid on July 20, 2005 to shareholders of record date June 17, 2005. Enclosed is your check or receipt of the dividend payment.

As management and directors, it is our responsibility to maintain adequate lines of communication with you, our shareholder. We would like to use this opportunity each quarter to present our thoughts concerning upcoming proxy items. We realize that some of the confusion surrounding this year's proxy may have been lessened had we communicated more effectively the reasoning behind the proposals.

One of the most important proposals for next year is increasing the number of the authorized shares. Our stock has been trading over $100 per share since the second quarter of 1999. To improve liquidity and accessibility, which should enhance the attractiveness and value of the stock, we would like to lower that cost per share down to the $20 - $30 range with a stock split. This was last done in 1996 with a stock split facilitated by an increase in the authorized shares. We currently have 1.5 million shares authorized, with 1.3 million outstanding. A stock split is not feasible until the number of shares authorized is increased. A 4-for-1 or 5-for-1 split would be required to bring the stock price down to the target range.

Although other proxy proposals, some similar to last year, will also be on the proxy in the spring, it is premature to know what the proposals will be. The intent is to provide your bank the flexibility needed to remain a growing independent community bank.

The authorization of stock and possibly some of the other issues would require an affirmative vote of two-thirds of all outstanding shares. This is a large number, and we cannot stress enough how important it will be for each share to be voted in person or proxy at the Company's annual meeting next spring.*

As always, you are encouraged to speak to any director or person from senior management with any questions or concerns. We value all input and thank you for your continued support.

Sincerely,

/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & CEO


*THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS (ALONG WITH ANY AMENDMENTS THERETO) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") CONCERNING THE PROPOSALS WHICH WILL BE BROUGHT AT THE MEETING. THE COMPANY WILL MAIL THESE MATERIALS TO SHAREHOLDERS WHEN AVAILABLE, AND SHAREHOLDERS ARE URGED TO READ THEM BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT CAN ALSO BE OBTAINED BY SHAREHOLDERS, WHEN AVAILABLE, AND WITHOUT CHARGE, BY DIRECTING A REQUEST TO FARMERS & MERCHANTS BANCORP, INC., 307 N. DEFIANCE ST., P.O. BOX 216, ARCHBOLD, OH 43502-0216, ATTN: LYDIA HUBER, CORPORATE SECRETARY, 419-446-2501.